QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INTERNATIONAL RECTIFIER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

International Rectifier To Hold Annual Stockholders Meeting on
Monday, November 24

Board of Directors Recommends "FOR" Vote on All Proposals

EL SEGUNDO, Calif., November 19, 2003—International Rectifier Corporation (NYSE:IRF), a world leader in power management technology, will convene its Annual Meeting of Stockholders on Monday, November 24, 2003, at 10 a.m. Pacific time. The meeting will take place at International Rectifier's manufacturing facility in Temecula, California, at 41915 Business Park Drive.

Shareholders are being asked to vote on five proposals:

  1)
  Election of three Class Three directors to hold office until the election and qualification of their successors at the 2006 Annual Meeting of Stockholders.

  2)
  A proposal to amend the Stock Participation Plan of 1984, among them (i) an increase of 1,000,000 available shares and (ii) extension of the plan termination date from January 19, 2005 to January 19, 2013.

  3)
  A proposal to amend the 2000 Incentive Plan, among them an increase of 6,000,000 shares available for award grants under the plan.

  4)
  Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company to serve for fiscal year 2004.

  5)
  Such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors believes all of the proposals are important to the Company and is recommending a "FOR" vote in all cases. The Board asks all shareholders to cast their ballot by Friday, November 21, 2003, according to the instructions outlined on the proxy card each investor received electronically or by mail. To vote, you may go to http://investor.irf.com, click on the "Vote Proxy Now" button, and enter the appropriate information. If you did not receive your proxy card or need assistance in voting, please contact: Morrow & Co. at 1-800-654-2468.

About International Rectifier

International Rectifier (NYSE:IRF) is a world leader in power management technology. IR's analog and mixed signal ICs, advanced circuit devices, integrated power systems and components enable high performance computing and eliminate energy waste from motors, the world's single largest consumer of electricity. Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR's power management benchmarks to power their next generation products. For more information, go to www.irf.com.

Trademark Notice

IR® and HEXFET® are registered trademarks of International Rectifier Corporation. All other product names noted herein may be trademarks of their respective holders.

For more information, contact Steve Harrison at 310-252-7731.

QuickLinks

SCHEDULE 14A INFORMATION